                                                                    EXHIBIT 10.7

                                JANUARY 31, 2003

                    SECRETARY OF STATE FOR TRADE AND INDUSTRY
                             FOR THE UNITED KINGDOM

                                       AND

                                VIASYSTEMS, INC.

                                       AND

                             VIASYSTEMS GROUP, INC.

                     ---------------------------------------

                                    AGREEMENT

                     ---------------------------------------

THIS AGREEMENT (this "AGREEMENT") is made on January 31, 2003 between the following parties:

(1) SECRETARY OF STATE FOR TRADE AND INDUSTRY FOR THE UNITED KINGDOM., of 1 Victoria Street, London SW1H OET, England (the "DTI"); and

(2) VIASYSTEMS, INC., a Delaware corporation of 101 South Hanley Road, St. Louis, Missouri, 63105, United States of America (the "COMPANY"); and

(3) VIASYSTEMS GROUP, INC., a Delaware corporation of 101 South Hanley Road, St. Louis, Missouri, 63105, United States of America (the "GUARANTOR").

RECITALS

(1) On October 3, 2000, the Company issued a letter of guarantee to the DTI, as amended by the letter from the Company to the DTI dated 16 August 2001, and as further amended by the Settlement Agreement dated 31 January 2002 (the "SETTLEMENT AGREEMENT") between the Company, EPCB (as defined below), and the DTI (collectively with the Settlement Agreement, the "DTI GUARANTY") in respect of certain liabilities of VTL (as defined below) pursuant to the Loan Agreement between VTL and the DTI dated 11 December 1997.

(2) The obligations to the DTI evidenced by the Loan Agreement are secured to the extent of the DTI's security interest in the land and a building in Balliol Business Park (Eastern), North Tyneside, United Kingdom (the "PROPERTY").

(3) Under the DTI Guaranty, the Company and EPCB agreed to pay an aggregate of twelve million pounds ((pound)12,000,000) over a period commencing 31 January 2002 through 31 December 2003.

(4) As of the Company's bankruptcy filing, the principal amount of nine million pounds ((pound)9,000,000) remains outstanding under the DTI Guaranty.

(5) VTL is currently in administrative receivership under the laws of the United Kingdom.

(6) The Company and the Guarantor have each filed a voluntary petition of bankruptcy under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.

(7) The DTI is an unsecured creditor of the Company, and, as such, is classified under the Company's Plan (as defined below) as a Class 4 Claim of the Company, entitled under the Plan to receive junior preferred and common stock of the Guarantor.

(8) The DTI is not willing to accept the treatment referred to in Recital 7, but is willing to accept the treatment referenced in this Agreement and would support the Plan if amended to provide for same.

(9) The Company and the Guarantor are willing to modify the Plan to provide for the treatment afforded the DTI under this Agreement.

IT IS AGREED as follows:

1        INTERPRETATION.

1.1 DEFINITIONS. In this Agreement, the following terms have the meanings given to them in this Clause 1.1 (Definitions).

"BANK OF ENGLAND BASE RATE" means the rate per annum announced at 12:00 noon (London, England time) immediately following the decision of the Monetary Policy Committee of the Bank of England. The announcement of the rate per annum is made on the wire services' Bank of England pages and on the website's Home Page at
<www.bankofengland.co.uk>.

"BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of New York.

"BUSINESS DAY" means any day (other than a Saturday or Sunday) on which banks in New York, New York and London, England are open for business.

"CLASS 4 CLAIM" has the meaning set forth in the Plan.

"EPCB" means European PCB Group (Cayman Islands) Limited.

"EVENT OF DEFAULT" has the meaning ascribed to such term in Section 6 of this Agreement.

"LOAN AGREEMENT" means the loan agreement between VTL and the DTI dated 11 December 1997.

"NEW SENIOR CREDIT AGREEMENT" means the credit agreements to be entered into, pursuant to the Plan, by Guarantor, the Company, certain foreign subsidiaries of the Company, the banks and other financial institutions parties thereto, as the same may be amended, supplemented, varied or restated from time to time.

"OBLIGATIONS" means the obligations evidenced by the New Senior Credit Agreement, including, without limitation, all principal, interest, costs, and expenses of every kind.

"PLAN" means the proposed plan of reorganization of the Guarantor and the Company filed with the Bankruptcy Court, as amended from time to time.

"VTL" means Viasystems Tyneside Limited, formerly an indirect subsidiary of the Company.

"VTL INSOLVENCY" means the receivership and/or liquidation of VTL under the laws of the United Kingdom and Wales.

1.2 INTERPRETATION. "(POUND)" and "STERLING" denote the lawful currency of the United Kingdom of Great Britain and Northern Island.

2        SETTLEMENT.

2.1 SETTLEMENT AGREEMENT. The DTI agrees to accept this Agreement as settlement for, and in exchange for, its Claim against the Company. In that regard, the DTI expressly acknowledges that it will not receive any equity interest of the Guarantor that may be received by the holders of Class 4 Claims.

2.2 AMOUNT. The principal amount of this Agreement is nine million pounds ((pound)9,000,000), and the DTI acknowledges and agrees that, as of the date of this Agreement it has no other claims or causes of action against the Company or the Guarantor or any of their respective officers, directors, agents, financial advisors, attorneys, affiliates (other than, if applicable, EPCB and VTL), and representatives.

3        INTEREST.

3.1 INTEREST RATE. Subject to Section 7.1, from the effective date of the Plan through September 30, 2008, the annual interest rate on the unpaid principal balance under this Agreement is three percent (3%) per annum. After September 30, 2008, the annual interest rate will be Bank of England Base Rate plus two percent (2%) per annum.

3.2 DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, interest will begin to accrue on any outstanding sums at the rate of two percent (2%) above the non-default rate then prevailing under this Agreement, provided that upon the acceleration of the obligations evidenced by this Agreement pursuant to Section 7.1 and before September 30, 2008, interest will accrue on any outstanding sums at the rate of two percent (2%) above the Bank of England Base Rate as in effect from time to time, in each case compounded on January 1, March 31, July 1, and October 1 in each year until payment is made in full.

3.3 INTEREST PAYMENTS. Interest payments shall be paid in cash semi-annually on each June 30 and December 31.

4        AMORTIZATION.

4.1 SCHEDULED AMORTIZATION. Principal will be amortized by payments according to the following schedule:

        Date                             Amount
        ----                             ------
December 31, 2008                      L2,000,000

June 30, 2009                          L1,000,000

December 31, 2009                      L3,000,000

June 30, 2010                          L1,000,000

December 31, 2010                      L2,000,000

4.2 ACCELERATED AMORTIZATION. In the event that the Obligations under the New Senior Credit Agreement are paid in full prior to October 1, 2008, then the DTI shall receive five hundred thousand pounds ((pound)500,000) on each June 30 and December 31 from the date such Obligations are paid in full through and including June 30, 2008.

4.3 VTL INSOLVENCY. All proceeds received by the DTI from the VTL Insolvency shall be applied to reduce the principal amount outstanding hereunder. Within five (5) Business Days from the receipt of any net cash proceeds by the Company and the Guarantor resulting from the VTL Insolvency, including any assignment of any such proceeds by EPCB as contemplated by Section 8.1, the Company shall turn over such proceeds to the DTI.

5        PAYMENTS.

The Company shall make all payments hereunder in Sterling and free and clear of and without deductions for or on account of tax unless the Company is required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by the Company in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the DTI receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made. Payments shall reach the DTI's bank account (the details of which are set out in Annexure 1 to this Agreement) before 2:00 p.m. London time on the date such payments are due.

6        EVENTS OF DEFAULT.

6.1      An Event of Default shall occur hereunder if:

         (a) The Company shall default in the payment of the principal or interest due under this Agreement, within three (3) Business Days after the same shall become due and payable; or

         (b) The Company or the Guarantor enters into a compromise with creditors or becomes subject to any voluntary or involuntary proceedings under the United States Bankruptcy Code (11 U.S.C. Sections 101, et. seq.), except for the pending Chapter 11 cases described in Recital number 6 or as otherwise provided in Section 10.1 herein.

7        REMEDIES UPON DEFAULT.

7.1 Upon the occurrence and during the continuance of an Event of Default specified in Section 6.1(a), the DTI may declare that all sums that have not yet become due and payable shall immediately become due and payable. Upon the occurrence and during the continuance of an Event of Default specified in
Section 6.1(b), all sums that have not yet become due and payable shall immediately become due and payable.

8        COVENANTS BY THE COMPANY.

8.1 EPCB. The Company covenants that it has requested (collectively, the "Requests") that EPCB (i) assign to the DTI any recoveries due to EPCB in the VTL Insolvency, subject to any constraints under applicable law, (ii) acknowledge its full and complete obligations under the Settlement Agreement, and agree that such obligations have not been modified in any way by virtue of this Agreement or otherwise except pursuant to the additional undertakings of EPCB pursuant to this Section 8.1 and the acknowledgment hereto and (iii) undertake such efforts as are commercially reasonable to collect any recoveries due to EPCB in connection with VTL and to remit such proceeds directly to the DTI for application to the principal amount outstanding hereunder.

8.2 PROCEDURAL TIMELINE AND DEADLINES. Each of the Company and the Guarantor covenants that in any legal proceeding arising out of or in connection with this Agreement, it shall not seek to extend any procedural timeline or deadline by reason of their registered offices being located outside England and any procedural timetable or deadline shall apply as if the registered office and place of business of the Company were based solely in England.

8.3 SERVICE OF PROCESS. Each of the Company and the Guarantor covenants that it has by letters of appointment (which are at Annexure 2) irrevocably appointed WG&M Secretaries Limited of One South Place, London EC2M 2WG, England as their respective process agents to receive on their behalf service of process in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is received by the Company). If for any reason such process agent ceases to be able to act as process agent or no longer has an address in England, each of the Company and the Guarantor covenants that it shall appoint a substitute process agent (or agents) acceptable to the DTI and to deliver to the DTI a copy of new process agent's acceptance of that appointment within fourteen (14) days.

8.4 CONSENT TO JUDGMENT. Upon an Event of Default, the Company and the Guarantor covenant that they shall cooperate fully with the DTI to enable the DTI to issue and serve proceedings against the Company and/or the Guarantor and to enter judgment for any outstanding sums together with interest and legal costs and to enforce that judgment against the assets of the Company or the Guarantor, wherever such assets may be located.

8.5 RELEASES. On the effective date of the Plan, effective as of the date of confirmation of the Plan, the Company and the Guarantor will release the DTI and its officers, directors, agents, financial advisors, attorneys, affiliates, and representatives from any and all causes of action which they may have against the DTI as of the confirmation date of the Plan, save and except any claims or causes of action arising out of or related to the performance of this Agreement.

9        COVENANTS BY THE DTI.

9.1 DISPOSITION OF TYNESIDE PROPERTY. The DTI shall take reasonable care to ensure that the sale price of the Property is the maximum price reasonably obtainable at the time such Property is sold. The DTI shall provide to the Company oral updates ("Updates") regarding the status of the sale of the Property as follows:

         (a) Updates will be made by the DTI up to four times a year upon the request of the Company to the Director of the Industrial Development Unit (the "IDU") at the DTI.

         (b) Updates will be made provided that interest and principal due under this Agreement have been paid in a timely fashion.

         (c) The Updates shall include general information (including in relation to any offers received) relating to the marketing of the Property that is then known to the Director of the IDU at the DTI. The DTI shall have no obligation to ascertain information relating to the marketing of the Property.

         (d) By its execution of this Agreement, the Company acknowledges that the Updates represent confidential information and it and any of its employees receiving the information contained in the Updates, are prohibited from communicating the same to any person outside the Company. If this provision is breached, whatever other consequences flow from that, the DTI shall no longer be required to provide Updates.

9.2 EPCB. The DTI covenants that so long as the Company, the Guarantor, and EPCB are not in default hereunder and pursuant to Section 6.1 of this Agreement, it shall not separately pursue any rights or remedies against EPCB.

10       BANKRUPTCY PROCEEDINGS.

10.1 BANKRUPTCY PROCEEDINGS. If the Company or the Guarantor becomes subject to any involuntary proceedings under the United States Bankruptcy Code and, within two (2) business days of receiving notice of any such proceedings having been filed, the Company or the Guarantor, as the case may be, can demonstrate to the DTI's reasonable satisfaction, that the proceedings are without merit or will be dismissed within 30 days of filing then:

         (a) The DTI shall provide written confirmation to the Company and the Guarantor that the provisions in Section 6.1(a), Section 6.1(b) and Section 8.4 do not apply; and

         (b) The DTI shall take all reasonable steps within its capability to discontinue or reverse any steps taken by the DTI in reliance on such proceedings have been filed. In respect of any involuntary bankruptcy proceedings against the Company and/or the Guarantor which the Company and the Guarantor claim are without merit or will be dismissed within thirty (30) days of filing, the DTI shall be entitled to obtain advice from an independent United States lawyer (acting exclusively on behalf of the DTI) at the reasonable expense of the Company or the Guarantor, as the case may be.

11       RECOVERIES FROM THIRD PARTIES.

Payments received from third parties on account of the DTI claim or received from EPCB, the Guarantor, or the Company in connection with the liquidation proceedings of Viasystems Tyneside Limited shall be applied first to principal instalments, if any, due on account of Accelerated Amortization payments pursuant to Section 4.2 hereof, and second to Regular Amortization payments pursuant to Section 4.1 hereof, in each case in the inverse order of maturity.

12       EXERCISE OF RIGHTS.

No failure to exercise or delay in exercising on the part of the DTI, any right, remedy or power hereunder shall operate as a waiver nor shall any single or partial exercise preclude further or other exercise of any right, remedy or power, whether the same or any another right, remedy or power.

13       SUBROGATION.

The Company and Guarantor do not by execution of this Agreement waive any rights of subrogation they may have arising by operation of law.

14       NOTICES.

All notices and other communications hereunder shall take effect on receipt and be by letter or facsimile transmission. Such notices shall be sent to the relevant party at such address or facsimile number as it may notify to the other party from time to time in writing.

15       CERTIFICATE.

A certificate from the DTI as to the amount at any time due from the Company to the DTI under this Agreement shall, in the absence of manifest error, be conclusive.

16       COUNTERPARTS.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered shall constitute an original, but all the counterparts shall constitute but one and the same instrument.

17       ASSIGNMENT.

Neither party to this Agreement may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other.

18       CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999.

It is agreed that no term of this Agreement shall be enforceable by a person who is not a party hereto pursuant to the Contracts (Rights of Third Parties) Act 1999 or otherwise.

19       GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of England and any dispute shall be subject to the exclusive jurisdiction of the English courts.

20       JOINT AND SEVERAL OBLIGATIONS.

All amounts due hereunder to the DTI, including the Amount specified in Section
2.2 hereof, are the joint and several obligation of the Company and the Guarantor and will be paid in accordance with the terms of this Agreement.

21       TIME OR INDULGENCE.

If the DTI gives time or indulgence to the Company or the Guarantor in the performance of any part of this Agreement, the DTI's other rights under this Agreement shall not be affected.

22       NO WAIVER OF RIGHTS AGAINST THIRD PARTIES.

Except as expressly set forth herein, nothing herein or the DTI's entry into this Agreement shall be deemed to limit or affect the DTI's rights against any third parties or in respect of the legal charge between VTL and the DTI dated March 6, 2001 relating to the Property.

23       THE DTI'S LEGAL FEES.

The Company agrees to pay the DTI's reasonable legal fees not to exceed $75,000 on the effective date of the Plan, without requirement of application by or on behalf of the DTI to the Bankruptcy Court, unless specifically required by the Bankruptcy Court.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties have executed this Agreement the day and year first above written.

                                   SIGNATORIES

THE DTI

/s/ A.J.T. Steele
-------------------------------------
Signed by
for and on behalf of
THE SECRETARY OF STATE FOR TRADE
AND INDUSTRY FOR THE UNITED KINGDOM

THE COMPANY

/s/ David J. Webster
-------------------------------------
Signed by
for and on behalf of
VIASYSTEMS, INC.

THE GUARANTOR

/s/ David J. Webster
-------------------------------------
Signed by
for and on behalf of
VIASYSTEMS GROUP, INC.

By its signature below, EPCB hereby acknowledges that it has reviewed Section
8.1 hereof and agrees to be bound by such Section 8.1. In particular EPCB agrees to accept and be bound and shall comply with the Requests made under Section 8.1, which Requests may not be modified without the express written consent of the DTI. EPCB hereby assigns the proceeds of any recoveries due to it in the VTL Insolvency to the DTI, and agrees to execute such documents as may be requested to effectuate the foregoing. The DTI is the third party beneficiary of EPCB's agreement to be bound by the Requests contained in Section 8.1. EPCB further acknowledges that it has no material assets other than its claim against VTL.

EPCB

/s/ David J. Webster
-------------------------------------
Signed by

for and on behalf of
EUROPEAN PCB GROUP
(CAYMAN ISLANDS) LIMITED

                                   ANNEXURE 1

If payment is made by CHAPS from USA in (pound) Sterling:

      National Westminster Bank plc
      6 Coldharbour Lane, Hayes, Middlesex, UB3 3EL

      Sort Code:16-53-60

      Account Number: 13507000 / 41414985

      Account Name:   DTI Cash Account

If payment is made by SWIFT from USA in (pound) Sterling:

      Office of Paymaster General

      Quote in the Detail Section: "For Forward Transmission To" BOE.NWBKGB2L04M

      Sort Code:16-53-60

      Account Number: 20018544

If payment is made from the UK:

      National Westminster Bank plc
      6 Coldharbour Lane, Hayes, Middlesex, UB3 3EL

      Account Name:  DTI Cash Account

      Sort Code:     10-14-99

      Account Number: 13507000

                                   ANNEXURE 2

                             LETTERS OF APPOINTMENT

                                Viasystems, Inc.

                                                           101 South Hanley Road
                                                                       St. Louis
                                                                  Missouri 63105
                                                                             USA
                                                       Phone : 00 1 314 746 2224
                                                         Fax : 00 1 314 746 2299

                                                                        [ ] 2003

WG&M Secretaries Limited
One South Place
London EC2M 2WG

For the attention of Sharon Lamont

FAX NO. +44 020 7903 0990

Dear Sirs,

We appoint you to act as agent for the purpose of accepting service of process on our behalf in England in any legal action or proceeding in connection with the settlement agreement dated [ ] between (1) the Secretary of State for Trade and Industry for the United Kingdom ("DTI"), (2) Viasystems, Inc. and (3) Viasystems Group, Inc. in respect of the DTI's claim against Viasystems, Inc. (the "AGREEMENT") and subject to the following terms and conditions:

1        Your sole responsibilities under this letter are to:

1.1 receive and accept on our behalf service of process by which any suit, action or proceeding is begun in the courts of England arising out of or in connection with the Agreements;

1.2 send us notice (the "NOTICE") by fax to the number stated at the beginning of this letter marked for the attention of David Webster (or other numbers or persons notified in writing to you by us from time to time) containing the following:

         1.2.1 the date on which you accepted service of process on our behalf;

         1.2.2    the name of the party issuing the proceedings;

         1.2.3 the date by which acknowledgement of service must be filed with the court in order to avoid judgment being entered against us in default of appearance before the court; and

         1.2.4 a request by you for the name of the firm of solicitors in England to whom the originals of the document(s) served on you should be sent,

         but the Notice need not contain any details of the nature or substance of the claim made against us; and

1.3 send a copy of the Notice and all related documents served on us to us by mail or courier to the address stated at the beginning of this letter marked for the attention of the person referred to in paragraph
         1.2 above (or other addresses or persons notified in writing to you by us from time to time) with a copy of the process served.

2 Your despatch of the Notice is a good discharge of your obligations contained in paragraphs 1.2 and 1.3, whether or not we receive the Notice and whether or not you are aware that we may not have received a Notice previously sent to us by you. If, in your opinion, your despatch or our receipt of the Notice might be prevented, hindered or delayed by a cause beyond your control (including, without limitation, interruptions in postal or other communications services) your obligations under those paragraphs are suspended until, in your opinion, despatch will not be prevented, hindered or delayed in that way. While your obligations are suspended you shall, if the relevant telephone services are operating normally, use reasonable efforts to give us the information referred to in paragraph 1.2 by telephone call to the number stated in this letter (or another number notified in writing to you by us from time to time).

3 We shall promptly acknowledge receipt both of the Notice sent to us by fax and that sent in accordance with paragraph 1.3 first by fax to the number set out at the beginning of this letter (or another number notified in writing by you to us from time to time) (telephoning you in advance on +44 020 7903 1419 or such other number notified in writing by you to us from time to time) and then by mail, which acknowledgements shall include the information requested under paragraph 1.2.4 and both of which shall be marked for the attention of Sharon Lamont (or another person notified in writing by you to us from time to time).

4 You may terminate your appointment with immediate effect at any time by sending us written notice recording that termination by mail or fax to the address or fax number stated in this letter (or another address or fax number notified in writing to you by us from time to time).

         In the event of termination of this appointment, WG&M Secretaries Limited will have no obligation to forward mail, correspondence, notices, documents or any other items whatsoever received on our behalf and will accept no responsibility for or in connection with any legal proceedings, penalties, fines, liabilities, claims, costs or for any loss, damage, financial or commercial loss, expenses or incidental loss to us or to any other person resulting from the termination or from any failure to forward mail, correspondence, notices, documents or any other items whatsoever received on our behalf.

5 Subject to paragraph 4 of this letter, your appointment ceases when the Agreement ceases to be in force. If, however, at that time we have not (or any of the other parties to the Agreement or its agent alleges that we have not) complied with any of the terms of the Agreement, we agree that your appointment continues in force for such period as you may agree. If the Agreement is extended, your appointment will, if you then agree, also be extended.

6 We shall notify you and all the other parties to the Agreement promptly:

         6.1.1 of any change in our name, status, address, telephone or fax numbers;

         6.1.2 of any change (by variation, waiver or otherwise) in the date on which the Agreement is expected to cease to be in force;

         6.1.3 if a resolution is passed for our winding up or a court of competent jurisdiction makes an order for our winding up or dissolution; and

         6.1.4 if an administration order is made in relation to us or a receiver is appointed over, or an encumbrancer takes possession of or sells, one of our assets.

         (In this paragraph "WINDING UP", "DISSOLUTION" and "ADMINISTRATION ORDER" are to be construed so as to include any equivalent or analogous proceedings or orders under the law of the jurisdiction in which we are incorporated or any jurisdiction in which we carry on business or have an asset).

7 Neither we nor any other person shall have any claim against you, your officers or agents in respect of any loss, liability or cost arising directly or indirectly out of any failure in the performance of your obligations set out in this letter, whether negligent or otherwise, unless the loss, liability or cost arises from your wilful default or negligence or that of your officers or agents.

8 If a term of your appointment set out in this letter is inconsistent with a provision of the Agreement, this letter prevails.
         Notwithstanding paragraph 12, you are not deemed to have notice of any provision of the Agreement except those expressly stated in this letter.

9 You have informed us that, although WG&M Secretaries Limited is a separate legal entity, you have a relationship with Weil, Gotshal & Manges LLP in that you operate from its premises and the partners of Weil, Gotshal & Manges LLP are ultimately responsible for the management of WG&M Secretaries Limited. We agree that neither your appointment nor anything arising from or in connection with your appointment precludes Weil, Gotshal & Manges LLP from acting for any person in connection with any matter involving us in any way. We further agree that neither we nor any other person shall under any circumstances have any claim against Weil, Gotshal & Manges LLP or any of its partners or employees in respect of any loss, liability or cost arising directly or indirectly out of any failure in the performance of your obligations set out in this letter.

10 This letter is governed by, and shall be construed in accordance with, English law.

11 Please acknowledge your acceptance of the terms of this letter by signing the acknowledgement on the enclosed copy of this letter and returning it to us. You shall notify us of any change in your name or address. We shall then notify all parties to the Agreement of the new name or address to which any service of process should be delivered.

12 A copy of the relevant pages from the Agreement (the page listing the parties to the Agreement and the page on which you are designated) are attached to this letter.

Yours faithfully

_______________________________________

Signed by [ ]
a duly authorised representative of Viasystems, Inc.

We acknowledge receipt of your letter of which this is a true copy. We accept the appointment described in the letter on the terms the letter sets out.

_______________________________________

a duly authorised representative of WG&M Secretaries Limited

                                                          Viasystems Group, Inc.
                                                           101 South Hanley Road
                                                                       St. Louis
                                                                  Missouri 63105
                                                                             USA
                                                       Phone : 00 1 314 746 2224
                                                         Fax : 00 1 314 746 2299

                                                                        [ ] 2003

WG&M Secretaries Limited
One South Place
London EC2M 2WG

For the attention of Sharon Lamont

FAX NO. +44 020 7903 0990

Dear Sirs,

We appoint you to act as agent for the purpose of accepting service of process on our behalf in England in any legal action or proceeding in connection with the settlement agreement dated [ ] between (1) the Secretary of State for Trade and Industry for the United Kingdom ("DTI"), (2) Viasystems Group, Inc. and (3) Viasystems, Inc in respect of the DTI's claim against Viasystems Group, Inc. (the "AGREEMENT") and subject to the following terms and conditions:

13       Your sole responsibilities under this letter are to:

13.1 receive and accept on our behalf service of process by which any suit, action or proceeding is begun in the courts of England arising out of or in connection with the Agreements;

13.2 send us notice (the "NOTICE") by fax to the number stated at the beginning of this letter marked for the attention of David Webster (or other numbers or persons notified in writing to you by us from time to time) containing the following:

         13.2.1 the date on which you accepted service of process on our behalf;

         13.2.2   the name of the party issuing the proceedings;

         13.2.3 the date by which acknowledgement of service must be filed with the court in order to avoid judgment being entered against us in default of appearance before the court; and

         13.2.4 a request by you for the name of the firm of solicitors in England to whom the originals of the document(s) served on you should be sent,

         but the Notice need not contain any details of the nature or substance of the claim made against us; and

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13.3     send a copy of the Notice and all related documents served on us to us by mail or courier to the address stated at the beginning of this letter marked for the attention of the person referred to in paragraph
         1.2 above (or other addresses or persons notified in writing to you by us from time to time) with a copy of the process served.

14 Your despatch of the Notice is a good discharge of your obligations contained in paragraphs 1.2 and 1.3, whether or not we receive the Notice and whether or not you are aware that we may not have received a Notice previously sent to us by you. If, in your opinion, your despatch or our receipt of the Notice might be prevented, hindered or delayed by a cause beyond your control (including, without limitation, interruptions in postal or other communications services) your obligations under those paragraphs are suspended until, in your opinion, despatch will not be prevented, hindered or delayed in that way. While your obligations are suspended you shall, if the relevant telephone services are operating normally, use reasonable efforts to give us the information referred to in paragraph 1.2 by telephone call to the number stated in this letter (or another number notified in writing to you by us from time to time).

15 We shall promptly acknowledge receipt both of the Notice sent to us by fax and that sent in accordance with paragraph 1.3 first by fax to the number set out at the beginning of this letter (or another number notified in writing by you to us from time to time) (telephoning you in advance on +44 020 7903 1419 or such other number notified in writing by you to us from time to time) and then by mail, which acknowledgements shall include the information requested under paragraph 1.2.4 and both of which shall be marked for the attention of Sharon Lamont (or another person notified in writing by you to us from time to time).

16 You may terminate your appointment with immediate effect at any time by sending us written notice recording that termination by mail or fax to the address or fax number stated in this letter (or another address or fax number notified in writing to you by us from time to time).

         In the event of termination of this appointment, WG&M Secretaries Limited will have no obligation to forward mail, correspondence, notices, documents or any other items whatsoever received on our behalf and will accept no responsibility for or in connection with any legal proceedings, penalties, fines, liabilities, claims, costs or for any loss, damage, financial or commercial loss, expenses or incidental loss to us or to any other person resulting from the termination or from any failure to forward mail, correspondence, notices, documents or any other items whatsoever received on our behalf.

17 Subject to paragraph 4 of this letter, your appointment ceases when the Agreement ceases to be in force. If, however, at that time we have not (or any of the other parties to the Agreement or its agent alleges that we have not) complied with any of the terms of the Agreement, we agree that your appointment continues in force for such period as you may agree. If the Agreement is extended, your appointment will, if you then agree, also be extended.

18 We shall notify you and all the other parties to the Agreement promptly:

         18.1.1 of any change in our name, status, address, telephone or fax numbers;

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         18.1.2   of any change (by variation, waiver or otherwise) in the date on which the Agreement is expected to cease to be in force;

         18.1.3 if a resolution is passed for our winding up or a court of competent jurisdiction makes an order for our winding up or dissolution; and

         18.1.4 if an administration order is made in relation to us or a receiver is appointed over, or an encumbrancer takes possession of or sells, one of our assets.

         (In this paragraph "WINDING UP", "DISSOLUTION" and "ADMINISTRATION ORDER" are to be construed so as to include any equivalent or analogous proceedings or orders under the law of the jurisdiction in which we are incorporated or any jurisdiction in which we carry on business or have an asset).

19 Neither we nor any other person shall have any claim against you, your officers or agents in respect of any loss, liability or cost arising directly or indirectly out of any failure in the performance of your obligations set out in this letter, whether negligent or otherwise, unless the loss, liability or cost arises from your wilful default or negligence or that of your officers or agents.

20 If a term of your appointment set out in this letter is inconsistent with a provision of the Agreement, this letter prevails.
         Notwithstanding paragraph 12, you are not deemed to have notice of any provision of the Agreement except those expressly stated in this letter.

21 You have informed us that, although WG&M Secretaries Limited is a separate legal entity, you have a relationship with Weil, Gotshal & Manges LLP in that you operate from its premises and the partners of Weil, Gotshal & Manges LLP are ultimately responsible for the management of WG&M Secretaries Limited. We agree that neither your appointment nor anything arising from or in connection with your appointment precludes Weil, Gotshal & Manges LLP from acting for any person in connection with any matter involving us in any way. We further agree that neither we nor any other person shall under any circumstances have any claim against Weil, Gotshal & Manges LLP or any of its partners or employees in respect of any loss, liability or cost arising directly or indirectly out of any failure in the performance of your obligations set out in this letter.

22 This letter is governed by, and shall be construed in accordance with, English law.

23 Please acknowledge your acceptance of the terms of this letter by signing the acknowledgement on the enclosed copy of this letter and returning it to us. You shall notify us of any change in your name or address. We shall then notify all parties to the Agreement of the new name or address to which any service of process should be delivered.

24 A copy of the relevant pages from the Agreement (the page listing the parties to the Agreement and the page on which you are designated) are attached to this letter.

Yours faithfully

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______________________________________

Signed by [ ] a duly authorised representative of Viasystems Group, Inc.

We acknowledge receipt of your letter of which this is a true copy. We accept the appointment described in the letter on the terms the letter sets out.

______________________________________

a duly authorised representative of WG&M Secretaries Limited

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